UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2007

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(c)

On December 18, 2007, the Board of Directors of Avid Technology, Inc. (the “Company”) appointed Nancy Grant to serve as the Company’s Vice President and Corporate Controller effective December 18, 2007. Since joining the Company in 1992, Ms. Grant, age 47, has served as Corporate Accounting Manager from 1992 to 1997, Director of Order Administration from 1997 to 1998, and Director of Corporate Finance and Assistant Corporate Controller from 1998 until her most recent appointment. Prior to joining the Company, Ms. Grant served as an Audit Manager at Deloitte and Touche LLC.

In connection with Ms. Grant’s appointment as Vice President and Corporate Controller, she will receive the following compensation:

•	An annual base salary of $230,000;

•	A target bonus payment of 35% of her annual base salary to be paid, if at all, pursuant to the Company’s bonus plan; and

•

A stock option to purchase 10,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an exercise price per share equal to $25.43, the closing price of the Common Stock on NASDAQ on December 18, 2007, the date of grant. Twelve and one-half percent of these shares will vest and become exercisable six months from the date of grant. The remaining shares will vest monthly over the following 42 months.

On December 18, 2007, the Board of Directors of the Company appointed Nancy Hawthorne, a director of the Company, to serve as Interim President of the Company, effective December 19, 2007 until December 31, 2007. Ms. Hawthorne, age 56, served as the Company’s Interim Chief Executive Officer from July 31, 2007 until December 19, 2007 and has been a director of the Company since October 1997. Since August 2001, Ms. Hawthorne has served as Chair and Chief Executive Officer of Clerestory, LLC, a financial advisory and investment firm. In addition, from 1996 until July 1997, Ms. Hawthorne was Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management. From July 1997 until July 2001, Ms. Hawthorne was self-employed, providing a variety of financial strategy consulting services. Previously, Ms. Hawthorne served as Treasurer and Chief Financial Officer of Continental Cablevision, Inc. and, following Continental Cablevision’s merger with US West, Inc., as an Executive Vice President of the merged company, MediaOne. Ms. Hawthorne also serves as a director of the Metropolitan Series Fund, Inc., a mutual fund established by the Metropolitan Life Insurance Company.

(e)

On December 14, 2007, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a retention bonus for David M. Lebolt, the Company’s Vice President and General Manager, Audio. The retention bonus consists of a cash payment of $200,000 and an award of 7,754 restricted stock units (‘RSUs”). Each RSU represents the right to receive one share of Common Stock of the Company. The RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant, December 14, 2007.

The Company entered into new forms of executive employment and change-in-control agreements effective December 18, 2007 with certain executive officers, including the following Named Executive Officers:

Named Executive Officer	Title

David M. Lebolt	Vice President and General Manager, Audio
Joel E. Legon	Vice President and Chief Financial Officer
Sharad Rastogi	Vice President of Corporate Development and Acting General Manager, Consumer

The new form of executive employment agreement has a term of two years and will automatically renew for one-year periods so long as neither the Company nor the Named Executive Officer provides written notice of its intent to terminate, which notice must be given at least six months prior to the then current expiration date. The new form of executive employment agreement does not change the existing annual base salaries or bonus targets for the Named Executive Officers.

The new form of executive employment agreement provides for:

•

the following severance payments, along with certain other payments set forth in the executive employment agreement, if the Company terminates the Named Executive Officer’s employment other than for cause (as defined in the executive employment agreement), or if the Named Executive Officer terminates his employment for good reason (as defined in the executive employment agreement):

•	his base salary and benefits for twelve months following the termination date;
•	a prorated bonus payment if the Company pays bonuses for the year in which the date of termination occurred to executive officers who remain employed with the Company; and
•

immediate vesting of any stock options, restricted stock and restricted stock units that were due to vest within twelve months of the termination date and such stock options will be exercisable for a period of twelve months following termination.

•	the following payments if the Named Executive Officer’s employment is terminated due to death or disability (as defined in the executive employment agreement):
•

his base salary for twelve months following the date of death or disability (less the amount of any payments made to the Named Executive Officer under any long-term disability plan of the Company); and

•	immediate vesting of any stock options, restricted stock or restricted stock units that were due to vest within twelve months of the date of death or disability.

In addition, Mr. Legon’s executive employment agreement contains provisions that restrict his ability to engage in business that is competitive with the Company’s business for a period of one year following his termination, or to solicit any person who was employed by the Company (unless such person has ceased to be employed by the Company for at least one year), or any of the Company’s customers or suppliers for a period of one year following his termination.

The new form of change-in-control agreement, which may be terminated by the Company at any time prior to a potential change-in-control (as defined in the change-in-control agreement), provides for:

•

the following payments and benefits, along with certain other payments set forth in the change-in-control agreement, if the Named Executive Officer’s employment is terminated by the Company without cause (as defined in the change-in-control agreement), or if the Named Executive Officer terminates his employment with the Company for good reason (as defined in the change-in-control agreement), within twelve months following a change-in-control of the Company:

•

a pro-rated bonus payment for the year of termination equal to the greater of the highest annual bonus earned in the two most recent full fiscal years preceding the date of termination and the Named Executive Officer’s target bonus award for the fiscal year in which the termination occurs;

•

a lump sum severance payment equal to one and one-half times the sum of his annual base salary plus the greater of the highest annual bonus earned in the two most recent full fiscal years preceding the date of termination and the Named Executive Officer’s target bonus award for the fiscal year in which the termination occurs; and

•

all unvested stock options, shares of restricted stock and restricted stock units held by the Named Executive Officer will vest immediately and such stock options will be exercisable for a period of eighteen months following his termination.

•

the following payments if the Named Executive Officer’s employment is terminated due to death or disability (as defined in the change-in-control agreement) within 12 months following a change-in-control of the Company:

•

his base salary for twelve months following the date of death or disability (less the amount of any payments made to the Named Executive Officer under any long-term disability plan of the Company); and

•	immediate vesting of any stock options, restricted stock or restricted stock units that were due to vest within twelve months of the date of death or disability.

In addition, Mr. Legon’s change-in-control agreement contains provisions that restrict his ability to engage in business that is competitive with the Company’s business for a period of eighteen months following his termination, or to solicit any person who was employed by the Company (unless such person has ceased to be employed by the Company for at least one year), or any of the Company’s customers or suppliers for a period of eighteen months following such termination.

The foregoing descriptions are qualified in full by the executive employment and change-in-control agreements that the Company entered into with each of Messrs. Lebolt, Legon and Rastogi, copies of which are attached hereto as Exhibits 10.1 through 10.6. The payments and benefits set forth in the change-in-control agreement are in lieu of and not in addition to any of the payments and benefits set forth in the executive employment agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

*#10.1	Executive Employment Agreement, dated as of December 18, 2007, between David M. Lebolt and the Company.

*#10.2	Executive Employment Agreement, dated as of December 18, 2007, between Joel E. Legon and the Company.

*#10.3	Executive Employment Agreement, dated as of December 18, 2007, between Sharad Rastogi and the Company.

*#10.4	Change-in-Control Agreement, dated as of December 18, 2007, between David M. Lebolt and the Company.

*#10.5	Change-in-Control Agreement, dated as of December 18, 2007, between Joel E. Legon and the Company.

*#10.6	Change-in-Control Agreement, dated as of December 18, 2007, between Sharad Rastogi and the Company.

_________________________________________

* Document filed herewith

# Management contract or compensatory plan